                                                                   Exhibit 21.1

                                  SUBSIDIARIES


NAME                                              PLACE OF INCORPORATION

Cruise Management International, Inc.             Florida

Cruise Line Holdings Co.                          Delaware

Greyhound Leisure Services, Inc.                  Florida

Miami Cruiseline Services Holdings II B.V.        The Netherlands

Miami Cruiseline Services Holdings III B.V.       The Netherlands

On-Board Media, Inc.                              Florida

Starboard Holdings Ltd.                           Barbados